Exhibit 99.1


                               REX TOKYO CO., LTD.


                              FINANCIAL STATEMENTS
             FOR THE YEAR ENDED SEPTEMBER 30 , 2001, 2002 AND 2003,
                   AND REPORT OF INDEPENDENT PUBLIC ACCOUNTANT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and the Board of Directors of REX TOKYO Co., Ltd.:


We have audited the accompanying balance sheets of REX TOKYO Co., Ltd. (a Japanese corporation) as of September 30, 2001, 2002 and 2003, and the related statements of income and retained deficits and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable for our opinion.

Because we were not engaged as auditors until after September 30 2003, we were not present to observe the physical inventory taken at September 30 2001, 2002 and 2003 and we were not able to apply other auditing procedures to satisfy ourselves as to inventory quantities. Accordingly, the scope of our work was not sufficient to enable us to express, and we do not express, and opinion on the accompanying statements of operations, shareholders' equity and cash flows for each of the three years than ended.

In our opinion, except for the effect of such adjustments, if any, as might have been disclosed had we been able to observe the physical inventories taken as of September 30, 2001, 2002 and 2003, or apply other auditing procedures to satisfy ourselves as to inventory quantities as of those dates as discussed in the third paragraph, the financial statements referred to above present fairly, in all material respects, the financial position of REX TOKYO Co., Ltd. as of September 30, 2001, 2002 and 2003, and the results of its operations for the years ended of September 30, 2001, 2002 and 2003 in conformity with accounting principles generally accepted in the United States of America.

/s/ Horwath Sakura & Co.

Tokyo, Japan,
June 30, 2004.

                                        REX TOKYO CO., LTD.
                                           BALANCE SHEETS
                              AS OF SEPTEMBER 30, 2001, 2002 AND 2003

                                                                       (Thousands of Yen)
                                                                          September 30
                                                              ------------------------------------
                                                                2001          2002          2003
                                                              --------      --------      --------
ASSETS

Current Assets:
  Cash and cash equivalents .............................     Y 94,120      Y231,593      Y152,577
   Marketable securities ................................            0           540         1,540
   Trade receivables:
      Notes .............................................        7,033           252        91,245
      Accounts receivable ...............................      250,041       202,857       236,192
      Less: allowance for doubtful account ..............       (5,058)       (4,721)      (72,889)
   Inventories ..........................................       71,767        59,261         3,352
   Short-term loans receivable ..........................        9,248        44,398           400
   Deferred tax assets ..................................          881        13,304        43,224
   Prepaid and other current assets .....................        3,233         8,780         1,241
                                                              --------      --------      --------
         Total current assets ...........................      431,267       556,265       456,884
                                                              --------      --------      --------

Property, plant and equipment
   Leasehold improvements ...............................       19,606        19,606        19,606
   Vehicles .............................................        7,200         7,200         7,200
  Furniture and fixtures ................................       14,409        19,354        16,846
  Accumulated depreciation ..............................      (17,928)      (24,468)      (24,828)
         Net property, plant and equipment ..............       23,286        21,691        18,824

Investments and other assets
  Investment securities .................................        1,090         1,360         1,659
  Guaranty deposits .....................................        5,025         5,052         3,867
   Long-term loan receivable ............................       30,453        21,453         3,981
   Other assets .........................................          301         2,104         3,025
  Less: allowance for doubtful account ..................      (19,153)      (25,153)      (11,597)
                                                              --------      --------      --------
            Total investments and other assets ..........       41,002        26,507        19,759
                                                              --------      --------      --------

Total assets ............................................     Y472,270      Y582,774      Y476,641
                                                              ========      ========      ========

                  The accompanying notes are an integral part of the statements.

                                               - 4 -

                                        REX TOKYO CO., LTD.
                                           BALANCE SHEETS
                                  SEPTEMBER 30 2001, 2002 AND 2003

                                                                       (Thousands of Yen)
                                                                          September 30
                                                              ------------------------------------
                                                                2001          2002          2003
                                                              --------      --------      --------
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
  Short-term bank loans .................................     Y  2,575      Y173,500      Y    917
  Trade payables:
    Notes ...............................................       24,500       109,000        89,000
    Accounts payable ....................................      405,451       273,638       345,973
  Other account payable .................................            0        23,186        18,391
  Accrued income taxes ..................................       16,120         2,323        35,850
  Accrued consumption taxes .............................        7,946         8,608         4,910
  Other accrued expenses ................................        1,435           993         2,523
  Allowance for bonus ...................................        1,560         2,728         2,950
  Other current liabilities .............................        3,026         1,112         1,413
                                                              --------      --------      --------
  Total current liabilities .............................      462,616       595,089       501,927
                                                              --------      --------      --------

Non-current liabilities
  Long-term debt ........................................       30,861        13,125         2,120
  Retirement benefit obligation .........................          122           514         1,093
                                                              --------      --------      --------
  Total non-current liabilities .........................       30,983        13,639         3,213
                                                              --------      --------      --------
     Total liabilities ..................................      493,600       608,729       505,140
                                                              --------      --------      --------

Shareholders' Equity
  Common stock, no par value-
   authorized-400, 800 shares at March 31, 2003 and 2004        20,000        40,000        40,000
  Retained deficits .....................................       41,329        65,954        68,499
                                                              --------      --------      --------
  Total shareholders' equity ............................      (21,329)      (25,954)      (28,499)
                                                              --------      --------      --------
                                                              Y472,270      Y582,774      Y476,641
                                                              ========      ========      ========

                  The accompanying notes are an integral part of the statements.

                                               - 5 -

                                        REX TOKYO CO., LTD.
                           STATEMENTS OF OPERATIONS AND RETAINED DEFICITS
                        FOR THE YEAR ENDED SEPTEMBER 30, 2001, 2002 AND 2003

                                                                    (Thousands of Yen)
                                                        ------------------------------------------
                                                           2001            2002            2003
                                                        ----------      ----------      ----------
Net Sales .........................................     Y2,051,692      Y3,186,930      Y2,898,596
Cost of Sales .....................................      1,782,291       2,750,636       2,482,417
                                                        ----------      ----------      ----------
Gross profit ......................................        269,401         436,294         416,179
Selling, General and Administrative Expense .......        245,931         295,546         343,974
                                                        ----------      ----------      ----------
   Operating income ...............................         23,469         140,747          72,204
Other Income (Expense):
  Interest and divided income .....................             67           2,039             521
  Other income ....................................         10,250           7,597          40,237
  Interest expenses ...............................         (1,747)         (1,543)           (959)
  Amortization of other assets ....................            (17)           (192)           (210)
  Other expenses ..................................              0              (6)        (10,454)
  Bad debt expenses ...............................        (30,923)       (149,209)        (89,756)
  Loss on sales of note receivable ................              0          (3,556)         (1,420)
  Loss on revaluation of securities ...............              0               0          (1,000)
  Loss on disposal of fixed assets ................              0         (28,980)         (1,791)
  Loss on abandon of deposits .....................              0               0          (1,575)
                                                        ----------      ----------      ----------
Income(Loss) before income taxes ..................          1,097         (33,103)          5,798
Income taxes expenses .............................        (14,747)          8,478          (8,343)
                                                        ----------      ----------      ----------
Net loss ..........................................         13,649          24,624           2,544
Retained deficits beginning .......................         27,679          41,329          65,954
                                                        ----------      ----------      ----------
Retained deficits at ended ........................         41,329          65,954          68,499
                                                        ==========      ==========      ==========

                  The accompanying notes are an integral part of the statements.

                                               - 6 -

                                        REX TOKYO CO., LTD.
                                      STATEMENT OF CASH FLOWS
                        FOR THE YEAR ENDED SEPTEMBER 30, 2001, 2002 AND 2003

                                                                       (Thousands of Yen)
                                                               ---------------------------------
                                                                 2001         2002          2003
                                                               -------      --------      --------
Cash flows from operating activities
  Net loss ...............................................     Y13,649      Y 24,624      Y  2,544
Adjustments to reconcile net income to net cash
provided by operating activities
  Depreciation and amortization ..........................       6,909         6,732         6,528
  Allowance for bad debt .................................      12,895         5,663        54,613
  Loss on disposal of fixed assets .......................           0        28,980         1,791
  Loss on abandons of deposits ...........................           0             0         1,575
  Loss on valuation of assets ............................           0             0         1,000
  Loss on sales of notes receivable ......................           0         3,556         1,420
  Allowance for bonus ....................................       1,560         1,168           221
  Allowance for Retirement benefits ......................         122           392           578
  (Increase) decrease in trade receivable ................      (7,033)        3,225       (92,413)
  (Increase) decrease in accounts receivable .............     (11,876)       47,183       (33,334)
  Increase (decrease) in inventories .....................      24,444        12,505        55,908
  (Increase) decrease in prepaid expenses ................         164           164           164
  (Increase) decrease in deferred taxes ..................        (881)      (12,423)      (29,919)
  (Increase) decrease in other current assets ............      (2,164)       (5,711)        7,373
  (Increase) decrease in notes payable ...................      24,500        84,500       (20,000)
  (Increase) decrease in accounts payable ................       2,630      (131,813)       72,334
  Increase (decrease) in other accrued expenses ..........           0          (909)        1,864
  (Increase) decrease in accrued income taxes ............       5,704       (13,797)       33,526
  Increase (decrease) in accrued consumption tax .........       7,946           661        (3,697)
  (Increase) decrease in other current liabilities .......       2,940        21,738        (4,830)
  Increase (decrease) in life insurance contract .........           0        (1,596)       (1,128)
                                                               -------      --------      --------
  Net cash used in operating activities ..................      54,212        25,595        51,034
                                                               -------      --------      --------

Cash flows from investing activities
  Purchase of marketable securities ......................           0          (540)       (2,000)
  Purchase of fixed assets ...............................      (5,482)      (33,924)       (5,243)
  Purchase of investments ................................           0          (270)         (299)
  Purchase of guaranty deposits ..........................         (30)          (27)         (390)
  Increase (decrease) in short-term loan receivable ......      (6,598)      (35,150)       43,998
  Increase (decrease) in long-term loan receivable .......     (17,300)        9,000        17,472
  Increase (decrease) in other assets ....................           0          (400)            0
                                                               -------      --------      --------
  Net cash used in investing activities ..................     (29,411)      (61,311)       53,537

                                                                                        (continued)
                   The accompanying notes are an integral part of the statement.

                                               - 7 -

                                        REX TOKYO CO., LTD.
                                      STATEMENT OF CASH FLOWS
                        FOR THE YEAR ENDED SEPTEMBER 30, 2001, 2002 AND 2003
                                            (continued)
                                                                       (Thousands of Yen)
                                                               ---------------------------------
                                                                 2001         2002          2003
                                                               -------      --------      --------
Cash flows from financing activities
  Short-term loan - net ..................................      (5,425)      170,925      (172,583)
  Long-term loan - net ...................................      (4,416)      (17,736)      (11,005)
  Issuance of common stock ...............................           0        20,000             0
                                                               -------      --------      --------
  Net cash provided by financing activities ..............      (9,840)      173,188      (183,587)
                                                               -------      --------      --------
Net Increase/Decrease in cash and cash equivalents .......      14,961       137,472       (79,015)
                                                               -------      --------      --------
Cash and cash equivalents at beginning of year ...........      79,158        94,120       231,593
                                                               -------      --------      --------
Cash and cash equivalents at end of year .................      94,120       231,593       152,577
                                                               =======      ========      ========

Supplemental Disclosure of cash flow information:
  Interest paid ..........................................       1,787         1,543           959
  Taxes paid .............................................      10,418        17,549         4,733

  Non-cash financing activities:
  Common stock Issuance for services .....................      20,000             -             -

                   The accompanying notes are an integral part of the statement.

                                               - 8 -

                                        REX TOKYO CO., LTD.
                               STATEMENT OF STOCKHOLDER'S DEFICIENCY
                        FOR THE YEAR ENDED SEPTEMBER 30, 2001, 2002 AND 2003

                                                                (Unit/Thousands of Yen)
                                                      --------------------------------------------
                                                           Common Stock
                                                      -----------------------          Accumulated
                                                      Shares           Amount            Deficit
                                                      ------           ------          -----------
Balance as of September 30,2001 ..............          400            20,000            (41,329)

Issuance for common stock for services .......          400            20,000                  -
Net loss .....................................            -                 -            (24,624)
                                                        ---            ------            -------
Balance as of September 30,2002 ..............          800            40,000            (65,954)

Net loss .....................................            -                 -             (2,544)
                                                        ---            ------            -------
Balance as of September 30,2003 ..............          800            40,000            (68,499)
                                                        ===            ======            =======


                   The accompanying notes are an integral part of the statement.

                                               - 9 -

                               REX TOKYO CO., LTD.

                        NOTE TO THE FINANCIAL STATEMENTS

1.  OPERATIONS

    Rex Tokyo Co., Ltd. ("the Company"), a Japanese corporation, is a supplier and re-fitter of equipment for the Pachinko industry in Japan. Pachinko is a gambling game that is similar to pinball and is very popular in Japan. The Company supplies items such as automatic medal dispensing machines, automatic cigarette butt disposal systems, as well as new Pachinko gaming machines. In addition, the Company also contracts to carry out the maintenance of the machinery within the Pachinko gaming parlors.

    The Pachinko industry has experienced significant consolidation since the late 1990s, with small parlor operators being replaced by large mega-parlor owners.

    Rex Tokyo's business expansion focus is to provide support and services to these mega-parlor owners.

    The Company is a member of the Pachinko Chain Store Association and the East Japan Gaming Machinery Association. As a member of this Association, they are authorized to certify second hand machines. Also, they are registered as a Gaming Machinery Sales Operation with the Japan Gaming Related Business Association. The Japan Gaming Related Business Association conducts training and qualification testing. Its objective is to ensure that members uphold the rules and teachings of the association in their everyday work. Once a member passes the test of the Association, it receives the Gaming Machine Handling Manager Certificate. Approximately half of the Company's staff and related contractors have achieved this qualification.

2.  PRESENTATION OF FINANCIAL STATEMENTS

    BASIS OF FINANCIAL STATEMENTS - The Company maintains its records and prepares its financial statements in Japanese yen in accordance with accounting principles generally accepted in Japan. Certain adjustments and reclassifications have been incorporated in the accompanying financial statements to conform to the United States of America. These adjustments were not recorded in the statutory books of account.

    The accounting policies have been consistently applied by the Company and are consistent with those used in the previous year.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.

    The financial statements have been prepared on the historical cost basis, except for the certain financial instruments. The principal accounting policies adopted are set out below.

    A.  BASIS OF CONSOLIDATION AND INVESTMENTS IN ASSOCIATES

        The Company has no subsidiaries and affiliates. Therefore, the Company does not prepare any consolidated financial statements for these periods.

    B.  FOREIGN CURRENCIES

        Translations in currencies other than Japanese yen are initially recorded at the rates of exchanging prevailing on the dates of transactions.

    C.  REVENUE RECOGNITION

        The Company's revenue was derived from the following:

            Sale of equipment to major stores.
            Installation of machines and fittings to major stores. Maintenance of machines and other equipment in major stores.

        Sales are recognized when the product has been shipped or the services have been provided to the customer, the work has been accepted by the customer and collectivity is reasonably assured.

        Interest income is accrued on a time basis, by reference to the principal outstanding and at the interest applicable.

        Dividend income from investments is recognized when the shareholders' rights to receive payment have been established.

    D.  CASH AND CASH EQUIVALENTS

        Cash and cash equivalents include cash on hand and deposits in banks including time deposits. The Company considers all time deposits with an original maturity of three months or less to be cash equivalents. Generally, such time deposits can be withdrawn at any time without diminution of principal amount.

    E.  CUSTOMER CONCENTRATION

        The Company had the following customers with sales in excess of 10% for the years ended September 30 2001, 2002 and 2003, respectively:

                                                   (Thousands of Yen)
                                               ---------------------------
                                               2001       2002       2003
                                               ----       ----       ----

        Dynam Co., Ltd. ...............        10.8%      16.3%      44.4%
        Maruhan Co., Ltd. .............        32.0%      50.8%      26.4%

        The Company expects this major customer concentration to continue.

    E.  INVENTORIES

        Inventories are stated at the lower of cost and net realizable value. Costs comprised direct materials and, which applicable, direct labor costs and those overheads that have been incurred in bringing the inventories to their present location and condition. Materials are calculated using the final purchase method. Cost is calculated using the final purchase method

    F.  PROPERTY, PLANT AND EQUIPMENT

        Land and buildings held for use in the production or supply of goods or services, or for administrative purposes, are carried at cost less any subsequent accumulated depreciation. Properties in the course of construction for production, rental or administrative purposes, or for purposes not yet determined, are carried at cost, less any identified impairment loss.

        Depreciation is computed over their estimated useful lives using the straight-line method. Estimated useful lives are as follow:

            Leasehold improvements .................   8-38 years
            Vehicles ...............................    3-7 years
            Furniture and fixtures .................  2- 20 years

        The gain or loss arising on the disposal or retirement of assets is determined as the difference between the sales proceeds and carrying amount of the asset and is recognized in income.

    G.  LEASING

        Leases are classified as finance leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee. All other leases are classified as operating leases.

    H.  FINANCIAL INSTRUMENTS

        (1) FINANCIAL ASSETS

            Financial assets are recognized on the Company's balance sheet when the Company has become a party to the contractual provisions of the instrument.

            TRADE RECEIVABLES

            Trade receivables are stated at their nominal value as reduced by appropriate allowance for estimated irrecoverable amounts.

            INVESTMENTS IN SECURITIES

            Investments in securities are recognized on a trade-date basis and are initially measured at cost. Investment in securities held by the Company are classified as available-for-sale investments and carried at their fair value with unrealized gains and losses are recognized directly in equity, until the security is disposed of or is determined to be impaired, at which time the cumulative gain or loss for previously recognized in equity is included in the net profit or loss for the period. Investments intended to be held for an indefinite period of time, which may be sold in response to needs for liquidity or changes in interest rates, are classified as available-for-sale; these are included in non-current assets unless management has the express intention of holding the investment for less than 12 months from the balance sheet date or unless they will need to be sold raise operating capital, in which case they are included in current assets. Management determines the appropriate classification of its investments at the time of the purchase and re-evaluates such designation on a regular basis.

        (2) FINANCIAL LIABILITIES

            Financial liabilities are recognized on Company's balance sheet when the Company has become a party to the contractual provision of the instrument.

            TRADE PAYABLES

            Trade payables are stated at their nominal value.

            INTEREST-BEARING BANK BORROWINGS

            Interest-bearing bank borrowings and overdrafts are recorded at the proceeds received, net of direct issue costs. Finance charges, including premiums payable on settlement or redemption, are accounted for an accrual basis and are added to the carrying amount of the instrument to the extent that they are not settled in the period in which they arise.

    I.  TAXATION

        The charges for current tax is based on the results for the year as adjusted for items which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

        Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and corresponding tax basis used in the computation of taxable profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences and deferred assets are recognized to the extent that it is probable that taxable profits will be available against which deductible temporary differences can be utilized. Such assets and liabilities are not initial recognition of other assets and liabilities in a transaction which affects neither the tax profit nor the accounting profit.

        Deferred tax liabilities are recognized for taxable temporary differences arising on investments in subsidiaries and associates, and interests in joint ventures, except where the Company is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

        Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the consolidated statements of income, except when it related to items credited or charged directly to equity, in which case the deferred tax is also dealt with equity.

        Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

    J.  RETIREMENT BENEFITS

        The Company has own retirement plan. Based on this plan, the Company recognizes expenses for the current employees.

    K.  BORROWING COSTS

        Borrowing costs are recognized in net income or loss in the period in which they are incurred.

    L.  EARNINGS PER SHARE

        Basic net income per share has been computed by dividing net income available to holders of common stock by the weighted-average number of shares of common stock outstanding during each year.

    M.  KEY ASSUMPTION

        The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates due to the inherent uncertainty involved in making estimates.

3.  INVENTORIES

                                                   (Thousands of Yen)
                                                      September 30
                                           ---------------------------------
                                            2001          2002         2003
                                           ------        ------       ------
    Purchased goods ...............        Y3,855        Y4,083       Y3,352
    Work-in-process ...............        67,912        55,177            0
    Finished goods ................             0             0            0
                                           ------        ------       ------
    Total .........................        71,767        59,261        3,352
                                           ======        ======       ======

    The carrying amount of inventories is not pledged as collateral for certain of the Company's Long-term debt.

4.  PROPERTY, PLANT AND EQUIPMENT

    The Company has no finance lease and no collateral for these periods.

5.  DEFERRED TAX

    An analysis of the changes in deferred tax assets and liabilities are as follows:

                               Balance at                Valuation of                  Balance at
                               October 1,   Temporary      Deferred      Exchange     September 30,
               Items              2003      Difference    Tax assets    Differences       2004
               -----           ----------   ----------   ------------   -----------   ------------
    Allowance for paid holiday      373          267           -             -              640
    Allowance for bonus ......    1,118           91           -             -            1,209
    Retirement benefit .......      205          243           -             -              448
    Investment revaluation ...        -          410           -             -              410
    Bad debts ................        -       28,918           -             -           28,918
    Machines purchased benefit   11,592            -           -             -           11,592
    Others ...................       16           (9)          -             -                7
                                 ------      -------           -             -           ------
    Net position .............   13,304       29,920           -             -           43,224
                                 ======      =======           =             =           ======

6. RETIREMENT BENEFIT PLANS

    The Company has no trusted defined contribution plans, which cover substantially all of their employees. The Company have recognized 100% retirement benefit obligation by their retirement plan which amounts were Y1,375 million, Y1,375 million and Y1,428 at September 30 2001, 2002 and 2003, respectively.

7.  RELATED PARTY TRANSACTIONS

    There is not applicable information.

8.  COMPREHENSIVE INCOME

    The Company adopted SFAS No. 130 reporting Comprehensive Income. This statement establishes rules for the reporting of comprehensive income and its components. Comprehensive income consists of net loss to common shareholders and foreign currency transaction adjustments and is presented in the Statement of Operations.

9.  INCOME TAX EXPENSE

    The Company is subject to a number of difference income taxes which, in the aggregate, indicate a normal statutory tax rate of approximately 41% for the year ended September 2001, 2002 and 2003 in Japan.

    Taxation for other jurisdictions is calculated at the rate prevailing in the respective jurisdictions. Current tax expense and deferred tax expense for the year consist of the following:

                                                     (Thousands of Yen)
                                                        Year ended
                                                       September 30
                                                ---------------------------
                                                  2001      2002      2003
                                                -------   -------   -------
    Current tax expense:
       Current year ..........................   15,628     4,826    38,263
       Under (over) provision in prior year ..        -         -         -
                                                -------   -------   -------
       Total .................................   15,628     4,826    38,263
    Deferred tax expenses:
       Current year ..........................     (881)  (13,304)  (29,920)
       Valuation of deferred tax assets
                                                -------   -------   -------
       Total .................................     (881)  (13,304)  (29,920)
                                                -------   -------   -------
    Income tax expense .......................   14,747     8,478     8,343
                                                =======   =======   =======

10. OPERATING LEASE ARRANGEMENTS
                                                        (Thousands of Yen)
                                                            Year ended
                                                           September 30
                                                      ----------------------
                                                       2001    2002    2003
                                                      ------  ------  ------
    Minimum lease payments under operating leases ..  63,055  58,312  59,171
    Recognized in income for the period ............  10,303  10,303  12,181

    At September 30, 2003, the Company outstanding commitments under non-cancelable operating leases, which fall due are as follows:

                                                      (Thousands of Yen)
                                                         September 30
                                                  --------------------------
                                                   2001      2002      2003
                                                  ------    ------    ------
    Within one year ..........................    10,303    10,303    42,484
    In the 2nd to 5th years inclusive ........    47,061    47,996     8,092
    After 5th years ..........................     5,691     8,105     8,595

11. EARNINGS PER SHARE

The Company has adopted SFAS 128, "Earnings per Share". Earnings per common shares are computed by dividing income available to common shareholders by the weighted average number of common shares outstanding during period. The common stock equivalents have not been included as they are anti-dilutive. The calculation of the basic earnings per share is based on the following data:

                                                     (In thousands, except
                                                        for share data)
                                                           Year ended
                                                          September 30
                                                --------------------------------
                                                   2001        2002       2003
                                                ---------   ---------   --------
    Earnings for the purpose of basic earnings

    Net loss .................................    13,649      24,624      2,544

    Average common shares ....................       400       633.3        800

    Per share (net loss for the year) ........  (Y34,122)   (Y38,933)   (Y3,180)

12. EQUITY TRANSACTIONS

    In March 2002, the Company issued 400 shares of common stock for the services at 50,000 yen per unit.

13. INDUSTRY SEGMENT AND GEOGRAPHIC INFORMATION

    The Company operates in one business segment as defined under SFAS 131, "Segment Reporting". Its business is located in and operates in Japan.

14. SUBSEQUENT EVENTS

    On March 18, 2004, the Company and certain of its management executed Share Purchase Agreements and a Stockholders Agreement with IA Global, Inc..("IAO"), pursuant to which IAO acquired a 60.5% ownership interest in the Company. IAO purchased 1,000 shares of the Company stock for 100 million Yen. In addition, IAO purchased 150 of the Company shares from Mr. Ejima, the CEO of the Company, for 462,000 shares of IAO's common stock issued at $.30 per share which is the average closing price five days before closing.

    The Stockholder's Agreement places restrictions on the sale of the Company's stock in the future, requires existing management to operate the business and places conditions on the board of director composition. This agreement can be terminated under certain conditions.

    A.  10,000,000 YEN FINANCING

        On March 18, 2004, the Company agreed to sell to certain of its management 100 shares of our common stock for 10 million Yen.

    B.  RELOCATION OF OFFICES

        On, June 30, 2004, the Company terminated its lease for its existing corporate offices without penalty. As part of this transaction, the Company recorded a write-off of leasehold improvements 9,161,733 Yen for the quarter ending June 30, 2004.

        On June 1, 2004 the Company relocated to new corporate offices. These offices consist of 976.08 square meters for warehouse and selling and general and administrative staff. As part of this transaction, the Company entered into a ten year lease. This lease requires minimum monthly lease payments of 1,000,000Yen. The lease is cancellable with six month notice by either parties. The Company incurred leasehold improvements costs of 10,000,000 Yen related to this lease. Minimum lease payments and capital expenditures are as follows:

                                                                       Greater
 Contractual Cash                   Less Than                           Than
   Obligations           Total       1 Year     1-3 Years  3-5 Years   5 Years
 -------------------------------------------------------------------------------
Operating leases      Y 6,000,000  Y 6,000,000     Y0         Y0         Y0

Capital expenditures  Y10,000,000  Y10,000,000     Y0         Y0         Y0